UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2025

American Strategic Investment Co.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-39448	46-4380248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Bellevue Ave, Newport, Rhode Island 02840
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	NYC	New York Stock Exchange
Class A Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

As previously reported, on October 16, 2025, the Audit Committee of the Board of Directors of American Strategic Investment Co. (the “Company”), notified CBIZ CPAs P.C. (“CBIZ CPAs”) of its appointment as the Company’s independent registered public accounting firm for the year ending December 31, 2025. Engagement of CBIZ CPAs was subject to the execution of an engagement letter and related completion of CBIZ CPAs’ standard client acceptance procedures.

On October 28, 2025, the Company engaged CBIZ CPAs as its independent registered public accounting firm for the fiscal year ending December 31, 2025, beginning with the interim period ending September 30, 2025.

During the two years ended December 31, 2024 and the subsequent interim period through the engagement of CBIZ CPAs as the Company’s independent registered public accounting firm on October 28, 2025, neither the Company nor anyone acting on its behalf has consulted CBIZ CPAs regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by CBIZ CPAs that CBIZ CPAs concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Strategic Investment Co.

Date: October 31, 2025	By:	/s/ Michael LeSanto
Michael LeSanto
Chief Financial Officer